Exhibit 10.39

AIRCRAFT OPERATING LEASE AGREEMENT

THIS AIRCRAFT OPERATING LEASE AGREEMENT (the “Agreement”) is dated as of July 10th, 2023 (the “Effective Date”), by and between Element Aviation Services, LLC, a limited liability company organized and existing under the laws of the State of Montana, (in such capacity, “Owner”) of the Aircraft (as hereinafter defined), and Bridger Aerospace Group, LLC a Montana limited liability company organized and existing under the laws of Montana, as lessee (the “Lessee”).

1. Exclusive Lease of Equipment. Subject to the terms and conditions set forth herein, Owner hereby leases to Lessee and Lessee hereby accepts from Owner such lease and exclusive license to possess, use and operate one (1) Pilatus PC-12/47 with serial number 746 aircraft (FAA Registration No. N325FS) together with the engines, appliances, parts, instruments, appurtenances, accessories and other equipment or property installed thereon, in the condition in which it exists on the date hereof, together with such additions, alterations and modifications thereto as Operator may make from time to time hereafter (collectively, the “Aircraft”).

2. Term of Agreement. The term of this Agreement shall commence on the date of this Agreement and shall continue for 60 months (the “Term”) or until the earlier termination of this Agreement pursuant to Section 14 hereof.

3. Acceptance of Aircraft. Lessee has determined that the Aircraft is suitable for the use intended, and Lessee has inspected the same and accepts the same as delivered. Lessee shall not assert any defense as against Owner by reason of any defect in the Aircraft or any warranties, representations, service or maintenance agreements, express or implied, made by the manufacturer or distributor of the Aircraft or any other person or firm.

4. Use of Aircraft. During the term of this Agreement, Lessee shall have the exclusive right to possess, use and operate the Aircraft. Lessee will cause the Aircraft to be operated in accordance with any applicable vendor’s or manufacturer’s manuals or instructions by competent and duly qualified personnel only and in accordance with all applicable governmental rules and regulations, including, without limitation, the rules and regulations of the United States Federal Aviation Administration (the “FAA”).

5. Lessee Payments.

(a) Lessee shall pay Owner the rate of $77,195 per month for each month that the Aircraft is in use.

(b) Lessee shall pay all costs, expenses, fees, and charges incurred in connection with the delivery, possession, use and operation of the Aircraft and each item of Equipment, when due, directly to the person to whom such payment is due.

(c) Lessee shall be liable for and shall pay on or before their due dates, all sales taxes, use taxes, personal property taxes, business personal property taxes, and assessments, or other taxes or governmental charges imposed on the Aircraft or the ownership, possession or operation thereof or otherwise assessed in connection with this Agreement, except that nothing contained herein shall be construed to require Lessee to pay or reimburse Owner for any franchise taxes imposed on Owner or any tax computed on the basis of Owner’s income and/or assets other than the Aircraft. Owner shall promptly notify Lessee and send Lessee any notices, reports, and inquiries of taxing authorities concerning any taxes, assessments, fees, or other charges which may be received from time to time by Owner with respect to the Aircraft.

(d) If any taxing authority requires that a tax required to be paid by Lessee hereunder be paid to the taxing authority directly by Owner, Lessee shall, within thirty (30) days of its receipt of written notice from Owner, pay to Owner the amount of such tax.

(e) Lessee shall be liable for and shall pay any and all fees for licenses, registrations, permits, and other certificates as may be required for the lawful operation of the Aircraft. Lessee shall pay any and all liabilities, fines, forfeitures, or penalties for violations of any applicable governmental regulations relating to the Aircraft and reimburse Owner for any amounts expended by Owner on account of such violations except as set forth in Section 14 hereof.

(f) Lessee hereby agrees to reimburse Owner for any amount paid by Owner on behalf of Lessee or otherwise for any of Lessee’s obligations hereunder with respect to the Aircraft within thirty (30) days after Lessee’s receipt of a written demand for such reimbursement from Owner together with supporting invoices relating to such payments.

6. Option To Purchase. Provided Lessee is not in default beyond all notice and applicable cure periods hereunder, for the period beginning on the Effective Date until the date that is the 12-month anniversary of the Effective Date, Lessee shall have the right to purchase the Aircraft for a cash purchase price of Six Million Nine Hundred Fifty Thousand Dollars ($6,950,000). Following the 12-month anniversary of the Effective Date, each of Lessee and Leasor shall work in good faith to negotiate a new purchase price for the Aircraft, which purchase price shall take into consideration an independent appraisal of the Aircraft, the technology and avionics package(s) installed on the Aircraft, the contracts associated with the Aircraft, as well as any other valuation metric that the parties hereto believe are applicable and appropriate for the Aircraft at the time of such purchase price determination.

7. Maintenance. Lessee, at its own cost and expense, shall service, repair, maintain and overhaul, test or cause the same to be done to the Aircraft during the term of this Agreement (i) to keep the Aircraft in good operating condition and appearance and (ii) to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under all applicable governmental rules and regulations. Lessee shall maintain all records, logs and other materials required by the United States Department of Transportation or the FAA to be maintained in respect to the Aircraft and shall promptly furnish to Owner, upon Owner’s request, such information as may be required to enable Owner to file any reports required to be filed with any governmental authority because of Owner’s interest in the Aircraft. Owner shall not be under any liability or obligation in any manner to provide service, maintenance, repairs, or parts for the Aircraft.

8. Legal Title to the Aircraft. Legal title to the Aircraft shall remain in the Owner at all times. All attachments, accessories, repairs, remodeling and renewals shall become a part thereof and be the property of Owner. Lessee agrees to place on the exterior or interior of the Aircraft such labels, tags or other notifications of Owner’s ownership thereof as may be required by applicable law and other governmental rules and regulations.

9. Representations and Warranties.

(a) THE AIRCRAFT IS LEASED TO LESSEE BY OWNER HEREUNDER “AS-IS” AND NEITHER OWNER IN ITS INDIVIDUAL CAPACITY OR OTHERWISE SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE

OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT.

(b) Owner warrants and agrees that during the term of this Agreement Lessee’s use of the Aircraft shall not be interrupted by Owner or anyone claiming solely through or under Owner.

10. Warranty Assignment. Concurrently with the execution of this Agreement, Owner is assigning to Lessee all manufacturer, dealer, or supplier warranties applicable to the Aircraft to enable Lessee to obtain any warranty service available therefor. Any enforcement of a warranty by Lessee shall be at the expense of Lessee and shall in no way render Owner responsible to Lessee for the performance of any warranties.

11. Risk of Loss. As between Owner and Lessee, Lessee hereby assumes all risk of loss, damage, destruction, theft or interference with the possession, use or operation of the Aircraft, from any cause whatsoever.

12. Insurance. Lessee will, without expense to Owner, maintain, or cause to be maintained in effect, at all times during the term of this Agreement, with insurers of recognized responsibility, comprehensive aircraft and general liability insurance (including without limitation passenger legal liability and property damage coverage but excluding manufacturer’s product liability coverage) with respect to the Aircraft in such amount and type usually carried by corporations similarly situated with Lessee and owning and operating similar aircraft, and covering such other risks as are customarily insured against by such corporations. All insurance policies shall name both Owner and Lessee as insureds or loss payees. Lessee shall pay the premiums for such insurance policies and shall provide Owner with evidence of such policies of insurance reasonably satisfactory to Owner. All insurance policies required hereunder shall provide that Owner shall be given thirty (30) days prior written notice of the effective date of any alteration or cancellation of such policy.

13. Performance by Owner of Lessee Obligation. In the event that Lessee shall fail to perform any of its obligations hereunder, Owner may at its option, immediately or at any time thereafter, perform such obligation for Lessee’s account without thereby waiving such default, and, in such event, Lessee shall reimburse Owner for all of its expenses incurred in connection with the performance of such obligation pursuant to Section 5(d) hereof.

14. Limitation of Owner Liability. Owner shall not be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations hereunder, except for any loss caused by or resulting from (i) the breach by Owner of any of the representations or warranties contained in Section 9 hereof, or (ii) the willful misconduct or gross negligence of Owner.

15. Termination. Owner may terminate this Agreement and Lessee’s rights hereunder upon written notice to Lessee if Lessee (i) fails to pay, when due, any payment or reimbursement obligation required under Section 5 hereof or (ii) fails to timely pay or perform any other liability, obligation, or covenant of Lessee under this Agreement, and such failure continues for a period of thirty (30) days after notice thereof in writing to Lessee; provided, however, that if Lessee shall be diligently proceeding to correct such failure but unable to correct such failure within such 30 days, such period shall continue for an additional reasonable period to correct such failure.

16. Notification to Owner. If the Aircraft is damaged, lost, stolen, or destroyed, or if any person is injured or dies, or if the Aircraft is damaged as a result of its operation, use, maintenance, or possession, Lessee shall promptly notify Owner of the occurrence, and shall file all necessary accident reports, including those required by law and other governmental rule or regulation and those required by insurers of the Aircraft.

17. Assignment of Lessee. Except as provided in this Agreement, Lessee shall not, without the prior written consent of Owner, which consent shall not be unreasonably withheld, assign, transfer, pledge or hypothecate this Agreement, the Aircraft or any part thereof or any interest therein.

18. Assignment by Owner. Owner shall not assign this Agreement or any rights hereunder at any time without Lessee’s prior written consent.

19. Amendments and Waivers. No term or provision of this Agreement may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of such amendment, modification, waiver, discharge or termination is sought. No delay or failure by either party to exercise any right under this Agreement shall constitute a waiver of that or any other right hereunder and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

20. Notices. Unless otherwise expressly provided by law or herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile transmission (the receipt of which shall be confirmed by the parties, either by a confirming copy sent by air mail, postage prepaid, or some other manner which confirms receipt of the facsimile) and the date of personal delivery of facsimile transmission or 7 business days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case addressed (i) if to the Owner, to Otter Leasing, LLC, 420 W College St, Bozeman, MT 59715 (or at such other address as the Owner shall have furnished to the Lessee in writing) and (ii) if to Lessee, to:

Bridger Aerospace Group, LLC

90 Aviation Lane

Belgrade, MT 59714

ATTN: Barrett Farrell

Email: B.Farrell@bridgeraerospace.com

(or at such other address and/or facsimile number as the Lessee shall have furnished to the Owner in writing).

21. Entire Agreement. This Agreement is the entire Agreement between the Parties. No agreements, representations, or warranties other than those specifically set forth herein shall be binding on either party unless in writing signed by both parties.

22. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Montana without regard to conflicts of law principles.

23. Heirs and Successors. This Agreement and each of its provisions shall be binding on and shall inure to the benefit of the respective heirs, devisees, legatees, executors, administrators, trustees, successors and assigns of the parties to this Agreement. Nothing contained in this Section 23 shall be construed as a consent by Owner or Lessee to any assignment of this Agreement or any interest therein by Lessee or Owner.

24. Further Assurances. Lessee and Owner shall execute and deliver such further documents and take such further action as may be necessary to effectuate the intent and purpose of this Agreement.

25. Captions. The captions used in this Agreement are solely for convenience of reference and do not form part of the Agreement.

26. No Third-Party Beneficiary. No person, other than the parties expressly named herein, is intended to be a beneficiary of any provisions of this Agreement.

27. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be prohibited or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held prohibited or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

28. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

29. CONFIRMATION STATEMENT

(a). DURING SUCH PORTION OF THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT AS THE AIRCRAFT HAS BEEN OWNED BY THE OWNER, LESSEE HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF THE FEDERAL AVIATION REGULATIONS (“FAR”), PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(b). LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT; AND LESSEE UNDERSTANDS THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT WHEN THE AIRCRAFT IS OPERATED PURSUANT TO THIS AGREEMENT.

(c). LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FAR’S; AND THE NAME AND ADDRESS AND SIGNATURE OF THE PERSON RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT IS AS FOLLOWS:

NAME:	James Muchmore
SIGNATURE:	/s/ James Muchmore
TITLE:	Chief Legal Officer

(d). OWNER AND LESSEE UNDERSTAND THAT AN EXPLANATION OF FACTORS BEING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LESSEE:

BRIDGER AEROSPACE GROUP, LLC

By:	/s/ James Muchmore
Name:	James Muchmore
Title:	Chief Legal Officer

OWNER:

ELEMENT AVIAITON SERVICES, LLC

By:	/s/ Timothy Sheehy
Name:	Timothy Sheehy
Title:	Manager